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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 28, 2000, accompanying the financial statements of Veritech Microwave, Inc., included in the Current Report on Form 8-K/A of SDL, Inc., dated April 3, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of SDL, Inc. on Form S-3 No. 333-32068 and on Forms S-8 (File Nos. 333-84921, 33-90848, 33-92200,
333-57683).



    /s/ GRANT THORNTON LLP

        Edison, New Jersey
        June 12, 2000